As filed with the Securities and Exchange Commission on July 12, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

P10, Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-2908160
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4514 Cole Avenue, Suite 1600

Dallas, Texas 75205

(Address of Principal Executive Offices) (Zip Code)

P10, Inc. 2021 Incentive Plan

(Full title of the plans)

Luke A. Sarsfield III

Chief Executive Officer

P10, Inc.

4514 Cole Avenue, Suite 1600

Dallas, Texas 75205

(Name and address of agent for service)

(214) 865-7998

(Telephone number, including area code, of agent for service)

With a copy to:

Melodie Craft, Esq. General Counsel P10, Inc. 4514 Cole Avenue, Suite 1600 Dallas, Texas 75205 Telephone: (214) 997-1956	Todd E. Lenson, Esq. Jordan M. Rosenbaum, Esq. Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, NY 10036 Telephone: (212) 715-9100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by P10, Inc., a Delaware corporation (the “Registrant”) to register an additional 11,000,000 shares of the Registrant’s Class A common stock, $0.001 par value per share (the “Common Stock”), that may be offered and sold under the P10, Inc. 2021 Incentive Plan (as amended, the “Plan”), which shares of Common Stock are in addition to the securities for which a registration statement on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on May 5, 2022 (File No. 333-264882) (the “2022 Registration Statement”) and on January 26, 2023 (File No. 333-269425) (the “2023 Registration Statement”). On February 27, 2024, the Board of Directors of the Registrant adopted, subject to the requisite stockholders’ approval, an amendment (the “Amendment”) to the Plan to increase the number of shares of Common Stock that may be issued under the Plan by 11,000,000 shares. The Registrant’s stockholders approved the Amendment at its 2024 Annual Meeting of Stockholders.

This Registration Statement relates to securities of the same class as those to which the 2022 Registration Statement and 2023 Registration Statement related, and is submitted in accordance with General Instruction E to Form S-8 regarding the Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the 2022 Registration Statement and the 2023 Registration Statement are incorporated herein by reference and made a part of this Registration Statement, except as modified or supplemented by the information set forth below.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

•	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 13, 2024 (the “2023 Annual Report”);

•	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on May 9, 2024;

•

the Registrant’s Current Reports on Form 8-K (other than information furnished rather than filed) (including amendments) filed with the SEC on February 9, 2024, April 22, 2024, May 8, 2024 and June 17, 2024;

•	the Registrant’s Definitive Proxy Statement on Schedule 14A for the 2024 Annual Meeting of Stockholders filed with the SEC on April 24, 2024; and

•	the description of the Registrant’s Common Stock contained in Exhibit 4.3 to the 2023 Annual Report and any amendment or report filed for the purpose of further updating such description.

All of the documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as part of, and incorporated by reference into, this Registration Statement.

Exhibit Number	Exhibit

3.1	Amended and Restated Certificate of Incorporation of P10, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 26, 2021).

3.2	Amended and Restated Bylaws of P10, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on October 26, 2021).

4.1	P10, Inc. 2021 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 13, 2022).

4.2	Amendment No. 1 to P10, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 17, 2024).

5.1*	Opinion of Kramer Levin Naftalis & Frankel LLP.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Kramer Levin Naftalis & Frankel LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included in the signature pages to this Registration Statement).

107*	Filing Fee Table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 12, 2024.

P10, INC.

By:	/s/ Luke A. Sarsfield III
Name: Luke A. Sarsfield III
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Luke A. Sarsfield III, Amanda Coussens and Melodie Craft, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney has been signed by the following persons in the capacities indicated on the 12th day of July, 2024.

Signature	Title

/s/ Luke A. Sarsfield III Luke A. Sarsfield III	Chairman of the Board and Chief Executive Officer (Principal Executive Officer) and Director

/s/ Amanda Coussens Amanda Coussens	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Robert Alpert Robert Alpert	Director

/s/ Travis Barnes Travis Barnes	Director

/s/ Tracey Benford Tracey Benford	Director

/s/ Scott Gwilliam Scott Gwilliam	Director

/s/ David McCoy David McCoy	Director

Signature	Title

/s/ Edwin Poston Edwin Poston	Director

/s/ Robert B. Stewart, Jr. Robert B. Stewart, Jr.	Director

/s/ C. Clark Webb C. Clark Webb	Director